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                                                                       Exhibit 8


             [Letterhead of LeBoeuf, Lamb, Greene & MacRae, L.L.P.]



                                  March 23, 2004



Allstate Life Insurance Company
3100 Sanders Road
Northbrook, Illinois 60062

Allstate Life Global Funding
c/o AMACAR Pacific Corp.
6525 Morrison Boulevard, Suite 318
Charlotte, North Carolina 28211

                  Re: $4,000,000,000 Secured Medium Term Notes Registration Statement on Form S-3
                          -----------------------------------------

Ladies and Gentlemen:

          We have acted as special United States federal income tax counsel to Allstate Life Insurance Company, an Illinois insurance company ("Allstate Life"), and Allstate Life Global Funding, a statutory trust organized under the laws of the State of Delaware (the "Global Funding"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by Global Funding and Allstate Life, of a Registration Statement on Form S-3 (File No. 333-112249), as amended (the "Registration Statement"), including a prospectus (the "Prospectus") relating to secured medium term notes (the "Notes") to be issued by newly formed Delaware statutory trusts (each, a "Trust" and together the "Trusts"), a prospectus supplement relating to secured medium term notes to be issued by the Trusts (the "Institutional Prospectus Supplement") and a prospectus supplement relating to Allstate Life(SM) CoreNotes(SM) to be issued by the Trusts (the "Retail Prospectus Supplement", and together with the Institutional Prospectus Supplement, the "Prospectus Supplements"). The Registration Statement provides for: (i) the registration of up to $4,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Notes to be issued by the Trusts, with each Trust to issue Notes, pursuant to an Indenture (each an "Indenture") to be entered into between such Trust and J.P. Morgan Trust Company, National Association, as indenture trustee (the "Indenture Trustee"), substantially in the form attached as an exhibit to the Registration Statement, (ii) the registration of up to $4,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Funding Notes to be issued by Global Funding (each in the form attached as

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Allstate Life Insurance Company
Allstate Life Global Funding
March 23, 2004
Page 2



an exhibit to the Registration Statement, a "Funding Note") and (iii) the registration of up to $4,000,000,000, or the equivalent amount in one or more foreign currencies, of Allstate Life's funding agreements (each in the form attached as an exhibit to the Registration Statement, a "Funding Agreement") to be sold to Global Funding.

          Each Trust will use the net proceeds received from the issuance of its Notes to purchase a Funding Note from Global Funding. Global Funding will use the net proceeds received from the sale of the Funding Note to purchase Funding Agreement(s) issued by Allstate Life. Global Funding will immediately assign absolutely to, and deposit into, the relevant Trust such Funding Agreement(s), and the Funding Note will be surrendered. The Funding Note and the Funding Agreements will have a principal amount equal to the principal amount of the Notes. The Funding Note and the Funding Agreements will otherwise have payment and other terms substantially similar to the Notes.

          The payments under the relevant Funding Agreement(s) issued by Allstate Life will be structured to meet in full the relevant Trust's scheduled payment obligations under the Note issued by such Trust. Payment of principal and interest on the Notes will be made solely from payments made by Allstate Life under the applicable Funding Agreement(s). Capitalized terms used in this opinion letter which are not otherwise defined herein have the meanings ascribed to them in the Standard Indenture Terms.

          In formulating our opinions in this letter, we have reviewed (i) the Registration Statement, (ii) the Prospectus, (iii) the Prospectus Supplements,
(iv) the Standard Trust Agreement Terms and the Standard Indenture Terms, each filed as an exhibit to the Registration Statement, (v) the form of Series Instrument filed as an exhibit to the Registration Statement that includes the Trust Agreement and the Indenture to be executed through the execution of the Series Instrument, (vi) the form of Funding Agreement filed as an exhibit to the Registration Statement, (vii) the form of Funding Note filed as an exhibit to the Registration Statement and (viii) such other certificates, records, and other documents as we have deemed necessary or appropriate to enable us to render our opinions set forth below.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies.

          In rendering our opinions in this letter, we have assumed that the transactions described in or contemplated by the foregoing documents have been or will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of such transactions. Our opinion is also based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, administrative rulings, judicial decisions and other applicable authorities. The statutory provisions, regulations and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no assurance that the Internal Revenue Service will not take positions contrary to those stated in our opinion letter.

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Allstate Life Insurance Company
Allstate Life Global Funding
March 23, 2004
Page 3



          Subject to the foregoing, under current law and based upon the facts, assumptions and qualifications contained herein, it is our opinion that:

          1. Global Funding and each Trust will be ignored for United States federal income tax purposes and will not be treated as an association or a publicly traded partnership taxable as a corporation; and

          2. The Notes will be classified as indebtedness of Allstate Life for United States federal income tax purposes.

          The opinions we express herein are limited solely to matters governed by the federal income tax laws of the United States. No opinion may be implied or inferred beyond that which is expressly stated in this opinion letter.
This opinion letter is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any circumstances that may come to our attention after the date of effectiveness of the Registration Statement with respect to the opinion and statements set forth above, including any changes in applicable law that may occur after the date of effectiveness of the Registration Statement.

                                      Very truly yours,


                                     /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.